Special Shareholder Meeting (Unaudited)

On April 16, 2009, a Special Meeting of the Shareholders of John Hancock Equity Trust and its series, John Hancock Small Cap Fund, was held at 601 Congress Street, Boston, Massachusetts for the purpose of considering and voting on:

Proposal 1: Election of eleven Trustees as members of the Board of Trustees of John Hancock Equity Trust, (the “Trust”).

PROPOSAL 1 PASSED FOR ALL TRUSTEES ON APRIL 16, 2009.

1. Election of eleven Trustees as members of the Board of Trustees of the Trust:
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
James R. Boyle
Affirmative	3,815,767.8950	50.566%	95.459%
Withhold	181,513.6480	2.405%	4.541%
TOTAL	3,997,281.5430	52.971%	100.000%
John G. Vrysen
Affirmative	3,820,296.8950	50.626%	95.572%
Withhold	176,984.6480	2.345%	4.428%
TOTAL	3,997,281.5430	52.971%	100.000%
James F. Carlin
Affirmative	3,828,418.8950	50.733%	95.776%
Withhold	168,862.6480	2.238%	4.224%
TOTAL	3,997,281.5430	52.971%	100.000%
William H. Cunningham
Affirmative	3,825,144.1030	50.690%	95.694%
Withhold	172,137.4400	2.281%	4.306%
TOTAL	3,997,281.5430	52.971%	100.000%
Deborah Jackson
Affirmative	3,830,054.8950	50.755%	95.816%
Withhold	167,226.6480	2.216%	4.184%
TOTAL	3,997,281.5430	52.971%	100.000%
Charles L. Ladner
Affirmative	3,825,648.8950	50.697%	95.706%
Withhold	171,632.6480	2.274%	4.294%
TOTAL	3,997,281.5430	52.971%	100.000%
Stanley Martin
Affirmative	3,830,463.8950	50.760%	95.827%
Withhold	166,817.6480	2.211%	4.173%
TOTAL	3,997,281.5430	52.971%	100.000%
Patti McGill Peterson
Affirmative	3,830,885.8950	50.766%	95.837%
Withhold	166,395.6480	2.205%	4.163%
TOTAL	3,997,281.5430	52.971%	100.000%

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

John A. Moore
Affirmative	3,831,785.8950	50.778%	95.860%
Withhold	165,495.6480	2.193%	4.140%
TOTAL	3,997,281.5430	52.971%	100.000%

Steven R. Pruchansky
Affirmative	3,823,605.8950	50.670%	95.655%
Withhold	173,675.6480	2.301%	4.345%
TOTAL	3,997,281.5430	52.971%	100.000%

Gregory A. Russo
Affirmative	3,831,540.8950	50.775%	95.854%
Withhold	165,740.6480	2.196%	4.146%
TOTAL	3,997,281.5430	52.971%	100.000%

On May 5, 2009, an adjourned session of a Special Meeting of the Shareholders of John Hancock Equity Trust and its series, John Hancock Small Cap Fund, was held at 601 Congress Street, Boston, Massachusetts for the purpose of considering and voting on:

Proposal 2: To approve a new form of Advisory Agreement between John Hancock Equity Trust and John Hancock Advisers, LLC.

PROPOSAL 2 DID NOT PASS ON MAY 5, 2009.

2. Approval of a new form of Advisory Agreement between the Trust and John Hancock
Advisers, LLC.
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

Affirmative	2,244,785.6414	29.747%	56.159%
Against	86,751.7768	1.150%	2.170%
Abstain	160,029.1248	2.121%	4.003%
Broker Non-Votes	1,505,715.0000	19.953%	37.668%
TOTAL	3,997,281.5430	52.971%	100.000%

Proposal 3: To approve the following changes to fundamental investment restrictions:

3. Approval of the following changes to fundamental investment restrictions:

PROPOSALS 3A-3F DID NOT PASS ON MAY 5, 2009.
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

3A. Revise: Concentration
Affirmative	2,234,582.2004	29.612%	55.902%
Against	105,249.2908	1.395%	2.633%
Abstain	151,734.0518	2.011%	3.796%
Broker Non-Votes	1,505,716.0000	19.953%	37.669%
TOTAL	3,997,281.5430	52.971%	100.000%

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

3B. Revise: Diversification

Affirmative	2,227,998.2004	29.526%	55.739%
Against	104,700.2908	1.387%	2.619%
Abstain	158,869.0518	2.105%	3.974%
Broker Non-Votes	1,505,714.0000	19.953%	37.668%
TOTAL	3,997,281.5430	52.971%	100.000%

3C. Revise: Underwriting

Affirmative	2,236,602.2924	29.640%	55.953%
Against	97,684.2908	1.294%	2.444%
Abstain	157,280.9598	2.084%	3.935%
Broker Non-Votes	1,505,714.0000	19.953%	37.668%
TOTAL	3,997,281.5430	52.971%	100.000%

3D. Revise: Real Estate

Affirmative	2,211,426.3180	29.306%	55.324%
Against	123,253.1732	1.633%	3.083%
Abstain	156,887.0518	2.079%	3.925%
Broker Non-Votes	1,505,715.0000	19.953%	37.668%
TOTAL	3,997,281.5430	52.971%	100.000%

3E. Revise: Loans

Affirmative	2,232,961.2474	29.591%	55.863%
Against	100,590.2438	1.333%	2.516%
Abstain	158,016.0518	2.094%	3.953%
Broker Non-Votes	1,505,714.0000	19.953%	37.668%
TOTAL	3,997,281.5430	52.971%	100.000%

3F. Revise: Senior Securities

Affirmative	2,207,996.1950	29.260%	55.238%
Against	126,947.2962	1.682%	3.176%
Abstain	156,626.0518	2.076%	3.918%
Broker Non-Votes	1,505,712.0000	19.953%	37.668%
TOTAL	3,997,281.5430	52.971%	100.000%

Proposal 4: To approve amendments changing Rule 12b-1 Plans for certain classes of the Fund from “reimbursement” to “compensation” plans.

PROPOSAL 4 DID NOT PASS FOR ALLCLASSES OF SHARES ON MAY 5, 2009.

Class A—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from
“reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

Affirmative	1,346,637.5774	26.788%	53.273%
Against	82,453.9968	1.640%	3.262%
Abstain	127,350.9588	2.533%	5.038%
Broker Non-Votes	971,343.0000	19.322%	38.427%
TOTAL	2,527,785.5330	50.283%	100.000%

Class B—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from
“reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

Affirmative	184,428.0700	39.920%	57.786%
Against	4,066.0000	.880%	1.274%
Abstain	7,225.0000	1.564%	2.264%
Broker Non-Votes	123,439.0000	26.718%	38.676%
TOTAL	319,158.0700	69.082%	100.000%

Class C—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from
“reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

Affirmative	360,605.2590	27.434%	51.532%
Against	33,807.9740	2.572%	4.831%
Abstain	20,064.7070	1.526%	2.867%
Broker Non-Votes	285,298.0000	21.705%	40.770%
TOTAL	699,775.9400	53.237%	100.000%

Proposal 6: To revise merger approval requirements for the Trust.

PROPOSAL 6 DID NOT PASS ON MAY 5, 2009.

6. Revision to merger approval requirements.
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

Affirmative	2,219,212.0203	29.409%	55.518%
Against	121,425.3117	1.609%	3.038%
Abstain	150,931.2110	2.000%	3.776%
Broker Non-Votes	1,505,713.0000	19.953%	37.668%
TOTAL	3,997,281.5430	52.971%	100.000%